                                                                    EXHIBIT 3.12

                                   I N D E X

                                     BYLAWS
                                       OF
                            H-R WINDOW SUPPLY, INC.


ARTICLE ONE
                                                                                              Page
         OFFICES
                 1.01:            Registered Office                                           1
                 1.02:            Registered Agent                                            1
                 1.03:            Principal Office                                            1
                 1.04:            Other Offices                                               2

ARTICLE TWO

         SHAREHOLDER'S MEETINGS
                 2.01:            Place of Meetings                                           2
                 2.02:            Time of Annual Meeting---
                                  Business Transacted                                         2
                 2.03:            Notice of Meetings                                          3
                 2.04:            Call of Special Meeting                                     4
                 2.05:            Quorum of Shareholders                                      5
                 2.06:            Closing Transfer Books                                      6
                 2.07:            Voting List                                                 7
                 2.08:            Votes Per Share                                             7
                 2.09:            Voting by Voice and Ballot                                  8
                 2.10:            Proxies                                                     8
                 2.11:            Waiver of Notice                                            8
                 2.12:            Action Without Meeting                                      8
                 2.13:            Appointment of
                                  Inspectors of Election                                      9
                 2.14:            Conduct of Meetings                                         10

ARTICLE THREE

         DIRECTORS
                 3.01:            Directors Defined                                           11
                 3.02:            Powers                                                      12
                 3.03:            Number of Directors                                         12
                 3.04:            Term of Office                                              12
                 3.05:            Vacancies                                                   12
                 3.06:            Removal of Directors                                        13
                 3.07:            Place of Meetings                                           13
                 3.08:            Annual Meetings                                             14
                 3.09:            Call of Special Meeting                                     15
                 3.10:            Quorum                                                      15
                 3.11:            Majority Action                                             16



                                     (i)

                 3.12:            Action by Consent of Board
                                  Without Meeting                                             16
                 3.13:            Adjournment                                                 17
                 3.14:            Conduct of Meeting
                 3.15:            Compensation                                                18
                 3.16:            Indemnification of Directors
                                  and Officers                                                18
                 3.17:            Interested Directors                                        19
                 3.18:            Executive Committee                                         19
                 3.19:            Other Committees                                            20

ARTICLE FOUR

         OFFICERS
                 4.01:            Number and Titles                                           20
                 4.02:            Election                                                    21
                 4.03:            Subordinate Officers                                        21
                 4.04:            Removal and Resignation                                     21
                 4.05:            Vacancies                                                   22
                 4.06:            Chairman of the Board                                       22
                 4.07:            President                                                   22
                 4.08:            Vice President                                              24
                 4.09:            Secretary                                                   25
                 4.10:            Assistant Secretary                                         27
                 4.11:            Treasurer                                                   28
                 4.12:            Assistant Treasurer                                         30
                 4.13:            Salaries                                                    31

ARTICLE FIVE

         EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS
                 5.01:            Authority for Execution of
                                  Instruments                                                 31
                 5.02:            Execution of Instruments                                    31
                 5.03:            Bank Accounts and Deposits                                  32

ARTICLE SIX

         ISSUANCE AND TRANSFER OF SHARES
                 6.01:            Classes and Series of Shares                                33
                 6.02:            Certificates for Fully Paid
                                  Shares                                                      33
                 6.03:            Consideration for Shares                                    34
                 6.04:            Contents of Share Certificates                              34
                 6.05:            Signing certificates ---
                                  Facsimile Signatures                                        36
                 6.06:            Transfer of Lost or Destroyed
                                  Shares                                                      36
                 6.07:            Transfer Agents and Registrars                              37
                 6.08:            Conditions of Transfer                                      37





                                     (ii)

                 6.09:            Reasonable Doubts as to
                                  Right of Transfer                                           38

ARTICLE SEVEN

         CORPORATE RECORDS, REPORTS, AND SEAL
                 7.01:            Minutes of Corporate Meetings                               39
                 7.02:            Books of Account                                            39
                 7.03:            Share Register                                              39
                 7.04:            Fiscal Year                                                 40
                 7.05:            Corporate Seal                                              40

ARTICLE EIGHT

         AMENDMENT OF BYLAWS
                 8.01             Adoption, Amendment, Repeal
                                  of Bylaws by Directors                                      40

         SIGNATURE AND ATTESTATION                                                            40





                                     (iii)

                                    * * * *

                                     BYLAWS

                                       OF

                            H-R WINDOW SUPPLY,.INC.

                              a Texas corporation

                                  ARTICLE ONE

                                    OFFICES

                               Registered Office

       1.01. The registered office of the Corporation is 2100 E. Union Bower Road, Irving, Texas, 75061.

                                Registered Agent

       1.02. The name of the registered agent of the Corporation at such address is Stephen L. Rosenthal.

                                Principal Office

       1.03. The principal office for the transaction of the business of this Corporation is 2100 E. Union Bower Road, Irving, Texas, 75061.

              The Board of Directors has full power and authority to change the principal office from one location to another by noting the changed address and the effective date below:

____________________ Dated: _____________, 19___

____________________ Dated: _____________, 19___

____________________ Dated: _____________, 19___

                                 Other Offices

       1.04. The Corporation may also have offices at such other places, within or without the State of Texas, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate, or the business of the Corporation may require.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

                               Place of Meetings

       2.01. Meetings of shareholders shall be held at any place within or without the State of Texas designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, shareholders' meetings shall be held at the principal office of the Corporation. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

                  Time of Annual Meeting---Business Transacted

       2.02. The annual meeting of shareholders, commencing with the first fiscal year of the Corporation, shall be held on the second (2nd) Tuesday of the third (3rd) month following the last month in the fiscal year of the Corporation and, if a legal holiday, then on the next secular day following, between the hours of 7:00 o'clock A.M. and 8:00 o'clock P.M., at which time they shall elect by plurality vote a Board of Directors and transact such other business as may be properly brought before the meeting.

                               Notice of Meetings

       2.03.  (1)    Notice of all meetings of shareholders shall be given in
writing to shareholders entitled to vote by the President or Secretary or by the officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his address appearing on the transfer books of the Corporation.

                                 Time of Notice

              (2) Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than fifty
(50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

                               Contents of Notice

              (3) Notice of any meeting of shareholders shall specify the place, date and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed reduction of stated capital without amendment, to consider a proposed merger or consolidation, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the Corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the Corporation outside of the ordinary course of business.

                          Notice of Adjourned Meeting

              (4) When a shareholders' meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

                            Call of Special Meeting

       2.04.  (1)    Upon request in writing to the President, Vice President,
or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time, fixed by the officer, not less than ten (10) days after the receipt of the request. If the notice is not given within seven
(7) days after the date of delivery, or the date of mailing of the request, the persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

                   Persons Entitled to Call Special Meetings

              (2) Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (a) the President; (b) the Board of Directors; (c) one or more shareholders holding not less than one-tenth (1/10) of all the shares entitled to vote at I the meeting; or (d) the Executive Committee.

                             Quorum of Shareholders

       2.05.  (1)    The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business.

                     Adjournment for Lack or Loss of Quorum

              (2) In the absence of a quorum or the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.

                             Closing Transfer Books

       2.06.  (1)    For the purpose of determining shareholders entitled to
notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed in any case, fifty (50) days. If the transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                 Record Date for Determination of Shareholders

              (2) In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.

         Date of Notice or Resolution for Determination of Shareholders

              (3) If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, is the record date for such determination of shareholders.

                               Adjourned Meetings

              (4) When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph, such determination shall apply to any adjournment thereof except where the determination has been made through closing of the transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as herein before provided.

                                  Voting List

       2.07. At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. However, failure to
prepare and to make available such list in the manner provided above   shall
not affect the validity of any action taken at the meeting.

                                Votes Per Share

       2.08. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of shares of any class or classes are limited by the Articles of Incorporation.

                           Voting By Voice and Ballot

       2.09. Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

                                    Proxies

       2.10. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

                                Waiver of Notice

       2.11. Any notice required by law or these Bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

                             Action Without Meeting

       2.12. Any action which, under any provision of the Texas Business Corporation Act, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the Corporation. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

                     Appointment of Inspectors of Election

       2.13.  (1)    In advance of any meeting of shareholders, the Board of
Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders of proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

                              Duties of Inspectors

              (2) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                               Vote of Inspectors

              (3) If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

                              Report of Inspectors

              (4) On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

                              Conduct of Meetings

       2.14. At every meeting of the shareholders, the President, or in his absence, the Vice President designated by the President, or, in the absence of such designation, a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairman may appoint another person to act as Secretary of the meeting.

                                 ARTICLE THREE

                                   DIRECTORS

                               Directors Defined

       3.01. "Directors", when used in relation to any power or duty requiring collective action, means, "Board of Directors".

                                     Powers

       3.02.  (1)    The business and affairs of the Corporation and all
corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by the Texas Business Corporation Act, the Articles of Incorporation, or these Bylaws as to action which requires authorization or approval by the shareholders.

                              Number of Directors

       3.03. The number of Directors shall not be less than one (1) but no more than nine (9). Directors need not be shareholders or residents of the State of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director.

                                 Term of Office

       3.04. The Directors named in the Articles shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified, either at an annual or a special meeting of shareholders.
Directors, other than those named in the Articles, shall hold office until the next annual meeting and until their successors are elected and qualified.

                                   Vacancies

       3.05.  (1)    Vacancies in the Board of Directors shall exist in the
case of the happening of any of the following events: (a) the death, resignation, or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

                             Declaration of Vacancy

              (2) The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of Court, or finally convicted of a felony; or
(b) if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

                         Filling Vacancies by Directors

              (3) Vacancies may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders.

                     Filling Vacancies by Shareholders ---

                  Reduction of Authorized Number of Directors

              (4) The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.

                              Removal of Directors

       3.06. The entire Board of Directors or any individual Director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles, the provisions of this paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

                               Place of Meetings

       3.07. Regular meetings of the Board of Directors shall be held at any place within or without the State of Texas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated. or at the principal office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation.

                                Annual Meetings

       3.08.  (1)    The annual meetings of the Board of Directors shall be
held immediately after the adjournment of the annual meetings of the shareholders or at such other time and place as shall from time to time be determined by the Board.

                            Call of Annual Meetings

              (2) The annual meetings of the Board of Directors of this Corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any two (2) Directors.

                           Notice of Annual Meetings

              (3) Written Notice of the time and place of the annual meeting of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

              Validation of Meeting Defectively Called or Noticed

              (4) The transactions of any meeting of the Board of Directors, however called and noticed or wherever held,' are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

                            Call of Special Meeting

       3.09.  (1)    Special meetings of the Board of Directors of this
Corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any two (2) Directors.

                           Notice of Special Meeting

              (2) Written notice of the time, place, and purpose of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held.

                                     Quorum

       3.10. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.

                                Majority Action

       3.11. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors, unless an act of a greater number is required by the Articles of Incorporation or these Bylaws. Each Director who is present at a meeting will be deemed to have assented to the action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

                   Action by Consent of Board Without Meeting

       3.12. Any action required or permitted to be taken by the Board of Directors under any provision of the Texas Business Corporation Act may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the Texas Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

                                  Adjournment

       3.13.  (1)    In the absence of a quorum, a majority of the Directors
present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                          Notice of Adjourned Meeting

              (2) Notice of the time and place of holding a meeting of an adjourned meeting need not be given to absent

Directors if the time and place for such meeting are fixed at the meeting adjourned.

                               Conduct of Meeting

       3.14. At every meeting of the Board of Directors the Chairman of the Board of Directors, if there shall be such an officer, and if not, the President, or in his absence, the Vice President designated by him, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.

                                  Compensation

       3.15. Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

                   Indemnification of Directors and Officers

       3.16. The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by him in any action, suit, or proceeding to which he is made a party by reason of his holding such position, provided, however, that he shall not receive such indemnification if he be finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

                              Interested Directors

       3.17. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this paragraph.

                              Executive Committee

       3.18. The Board of Directors may at one time appoint two or more Directors to serve and act as an Executive Committee. The

Executive Committee so appointed shall have such power and authority to conduct the business and affairs of the Corporation as is vested by law, the Articles of Incorporation, and these Bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically required by statute to be taken by the entire Board of Directors.

                                Other Committees

       3.19. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies, and to dispose of any such committee.

                                  ARTICLE FOUR

                                    OFFICERS

                               Number and Titles

       4.01. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of paragraph
4.03 of this Article.

                                    Election

       4.02. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Paragraph 4.03 or Paragraph 4.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected or qualified.

                              Subordinate Officers

       4.03. The Board of Directors may appoint such other officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents, to specify their duties and to determine their compensation.

                            Removal and Resignation

       4.04. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the

Board of Directors; provided, however, that such removal shall not be without prejudice to the contract rights, if any, of the person removed. Any officer
may resign at any time by giving written notice to       the Board of Directors
or to the President, or to the Secretary of the Corporation.  Any such
resignation shall take effect at   the date of the receipt of such notice or at
any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   Vacancies

       4.05. If the office of the President, Vice President, Secretary, Treasurer, Assistant Secretary (if any), or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

                             Chairman of the Board

       4.06. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws.

                                   President

       4.07. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if
there be such an officer, the President shall be chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these
Bylaws.       Within this authority and in the course of his duties he shall:

                                Conduct Meetings

              (1) Preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors, and shall be ex officio a member of all the standing committees, including the Executive Committee, if any.

                            Sign Share Certificates

              (2) Sign all certificates of stock of the Corporation in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

                              Execute Instruments

              (3) When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing and, unless the Board of

Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the business of the Corporation may require.

                            Hire and Fire Employees

              (4) Appointment and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, all of the officers, agents, and employees of the Corporation.

                         Meetings of Other Corporations

              (5) Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or the Vice President and Secretary or the Assistant Secretary, and act and vote on behalf of the Corporation, at all meetings of the shareholders of any corporation in which this Corporation holds stock.

                                 Vice President

       4.08. In the absence or disability of the President, the Vice President, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

                                   Secretary

       4.09.  The Secretary shall:

                            Sign Share Certificates

              (1) Sign, with the President or Vice President, certificates for shares of the Corporation.

                                 Attest Bylaws

              (2) Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date.

                              Minutes of Meetings

              (3) Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, Executive Committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Director's meetings, the number of shares of members present or represented at shareholders' meetings, and the proceedings thereof.

                     Sign or Attest Document and Affix Seal

              (4) Sign or attest such documents as may be required by law or the business of the Corporation, and to keep the corporate seal and affix it to such instruments as may be necessary or proper.

                                    Notices

              (5) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

                         Custodian of Records and Seal

              (6)    Be custodian of the records and of the seal of the
Corporation and      see that it is engraved, lithographed, printed, stamped,
impressed upon or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.
                                 Share Register

              (7) Keep at the principal office of the Corporation a share register showing the name of the shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

                             Reports and Statements

              (8) See that all books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

                                Exhibit Records

              (9) Exhibit at all reasonable times to any Director on application, or on written demand stating the purpose thereof of any person who has been a shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least five percent (5%) of all of the outstanding shares of the Corporation, upon application, the Bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the Corporation.

                                  Other Duties

              (10) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

                              Absence of Secretary

              (11) In case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary and Treasurer, any person thereunto authorized by the President or by the Board of Directors may perform the functions of the Secretary.

                              Assistant Secretary

       4.10. At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated as set forth in preceding Subparagraph 4.09(11) of these Bylaws shall perform all the duties of the Secretary, and when so acting, he shall have all powers of, and be subject to all restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors, or the Secretary.

                                   Treasurer

       4.11.  The Treasurer shall:

                                Funds -- Custody

              (1) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

                                Funds -- Receipt

              (2) Receive, and give receipt for, monies due and payable to the Corporation from any source whatever.

                            Funds --- Disbursements

              (3) Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

                               Maintain Accounts

              (4) Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                Exhibit Records

              (5) Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, on written demand stating the purpose thereof, during business hours at the office of the Corporation where such books and records are kept.

                       Report to President and Directors

              (6) Render to the President and Directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                        Financial Report to Shareholders

              (7) Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the Corporation when requested by shareholders holding at least ten percent (10%) of the number of outstanding shares of the Corporation.

                                      Bond

              (8) Give to the Corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

              (9) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                              Absence of Treasurer

              (10) In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of the Treasurer, the Assistant Treasurer, the Secretary, or any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

                              Assistant Treasurer

       4.12. The Assistant Treasurer, if required so to do by the Board of Directors, shall give bond for the faithful discharge of his duties, in such sum, and with such sureties as the Board of

Directors shall require. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated as set forth in preceding Subparagraph 4.11(10) of these Bylaws shall perform all the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions on, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or Treasurer.

                                    Salaries

       4.13. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE FIVE

                 EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

                     Authority for Execution of Instruments

       5.01. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                            Execution of Instruments

       5.02. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed hereto.

                           Bank Accounts and Deposits

       5.03.  (1)    All funds of the Corporation shall be deposited from time
to time to the credit of the Corporation with such banks, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

                      Endorsement Without Countersignature

              (2) Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation to whom the Board of Directors, by resolution, shall have delegated such power, or by hand stamped impression in the name of the Corporation.

                        Signing of Checks, Drafts, Etc.

              (3) All checks, drafts, or other order of payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                  ARTICLE SIX

                        ISSUANCE AND TRANSFER OF SHARES

                          Classes and Series of Shares

       6.01. The Corporation may issue one or more classes or series of shares, or both, any of which classes or series may be with par value or without par value and with full, limited or no voting rights, and with such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding which has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

                       Certificates for Fully Paid Shares

       6.02. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the shareholder.

                            Consideration for Shares

       6.03. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received; and neither promissory notes nor the promises of future services shall constitute payment or part payment for shares of the Corporation.

                         Contents of Share Certificates

       6.04.  (1)    Certificates for shares shall be of such form and style,
printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

       (a) That the Corporation is organized under the laws of the State of Texas;

       (b)    The name of the person to whom issued;

       (c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

       (d) The par value of each share represented by such certificate, or a statement that the shares are without par value.

                          Shares in Classes or series

              (2)    If the Corporation is authorized to issue shares of more
than   one class, the certificate shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined and the relative rights and preferences of subsequent series.

                            Restriction on Transfer

              (3) Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form of the fact, or so copied on the back and referred to of the fact, of each certificate representing shares to which the restriction applies.

                               Pre-Emptive Rights

              (4) Any pre-emptive rights of a shareholder to acquire unissued or treasury shares of the Corporation which are limited or denied by the Articles of Incorporation must be set forth at length on the face or back of the certificate representing shares subject thereto.

                           Incorporation by Reference

              (5) In lieu of setting forth any provision at length or in summary form on the face or back of the certificate, the provision may be incorporated by reference on the face or back of the certificate in the manner provided by Article 2.19 of the Texas Business Corporation Act.

                 Signing Certificates --- Facsimile Signatures

       6.05. All such certificates shall be signed by the President or Vice President and the Secretary or an Assistant Secretary. The signatures of the President or Vice President, Secretary or Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the Corporation itself or an employee of the Corporation. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

                      Transfer of Lost or Destroyed Shares

       6.06.  (1)    Where a share certificate has been lost, apparently
destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new certificate.

                 Replacement of Lost or Destroyed Certificates

              (2) Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the share has been acquired by a bona fide purchaser; and files with the Corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the Board of Directors.

                           Transfer After Replacement

              (3) If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificate, bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any right on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

                         Transfer Agents and Registrars

       6.07. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

                             Conditions of Transfer

       6.08. A person in whose name shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof as regards the Corporation; provided, that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

                   Reasonable Doubts as to Right of Transfer

       6.09. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of his right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                 ARTICLE SEVEN

                      CORPORATE RECORDS, REPORTS, AND SEAL

                         Minutes of Corporate Meetings

       7.01. The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at shareholders' or members' meetings, and the proceedings thereof.

                                Books of Account

       7.02. The corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                 Share Register

       7.03.  The Corporation shall keep at the principal office or at the
office of the transfer agent, a share register, showing the names      of the
shareholders and their addresses, the number and classes of shares held by each the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punchcards, magnetic tape, or other information storage device related to electronic data processing equipment provided that such card, tape, or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspecting.

                                  Fiscal Year

       7.04. The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                 Corporate Seal

       7.05. The Board of Directors may adopt, use and thereafter alter, the corporate seal.

                                 ARTICLE EIGHT

                              AMENDMENT OF BYLAWS

               Adoption, Amendment, Repeal of Bylaws by Directors

       8.01. Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by a majority vote of the Board of Directors.

                           SIGNATURE AND ATTESTATION

       ADOPTED by unanimous written consent of the Board of Directors without a meeting as of June 12, 1991, as authorized by Article 9.10B of the Texas Business corporate.





                                            /s/ Robert W. Wolf
                                           -------------------------------
                                           Robert W. Wolf
                                           Secretary

[C0RPORATE SEAL]